UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021

SeaSpine Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5770 Armada Drive Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

760-727-8399

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SPNE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 22, 2021, SeaSpine Holdings Corporation (“SeaSpine” or the “Company”) entered into an agreement to acquire all of the issued and outstanding shares of 7D Surgical, Inc. (“7D Surgical”), a privately-held, Toronto-based company, in a cash and stock deal valued at $110 million, subject to customary adjustments. In February 2020, the Company announced that it had entered into a strategic alliance agreement to distribute 7D Surgical’s flagship navigational system founded on its machine-vision, image-guided surgery platform. Pursuant to the terms of the agreement, 7D Surgical shareholders will receive an aggregate of 4,289,848 shares of SeaSpine stock, in an aggregate amount of $82.5 million, which number of shares was based on a 10-day volume-weighted price between March 8, 2021 and March 19, 2021, and cash in an aggregate amount of $27.5 million. The transaction is subject to customary closing conditions, include receipt of required regulatory, court and 7D Surgical shareholder approval. After giving effect to the acquisition, 7D shareholders will hold approximately 13% of the issued and outstanding SeaSpine shares. SeaSpine expects to finance the cash portion of the acquisition consideration from the more than $88 million of cash currently on-hand, which includes $20 million of recent borrowings under its $30 million credit facility.

An investor presentation containing additional information relating to the acquisition is furnished as Exhibit 99.1 to this Current Report.

This Current Report on Form 8-K includes forward-looking statements that are not a description of historical facts and that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause the Company’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements about the potential benefits of the acquisition, including the expected impact on future financial and operating results, and post-acquisition plans and intentions. The forward-looking statements contained herein are based on the current expectations and assumptions of SeaSpine and not on historical facts. The following important factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the loss of key employees; the risk that the businesses will not be integrated successfully; unexpected variations in market growth and demand for the combined company’s products and technologies; and the risk that benefits from the acquisition may not be fully realized or may take longer to realize than expected. Additional risks and uncertainties that may affect future results are described in SeaSpine’s news releases and periodic filings with the Securities and Exchange Commission. The Company’s public filings with the Securities and Exchange Commission are available at www.sec.gov. SeaSpine assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report:

Exhibit No.	Description

99.1	Slide Presentation dated March 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SEASPINE HOLDINGS CORPORATION

Date: March 22, 2021	By:	/s/ Patrick Keran

Name: Patrick Keran
Title: Senior Vice President, General Counsel